Exhibit 99.1
ABERCROMBIE & FITCH NAMES JONATHAN E. RAMSDEN EXECUTIVE
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
New Albany, Ohio, November 7, 2008: Abercrombie & Fitch Co. (NYSE: ANF) today announced that Jonathan E. Ramsden has been named Executive Vice President and Chief Financial Officer, effective upon his joining Abercrombie & Fitch in early to mid-December 2008.
For the past 10 years, Mr. Ramsden has served as the chief financial officer and a member of the executive team of TBWA Worldwide, a large advertising agency network with more than 11,000 employees worldwide and a division of Omnicom Group Inc. (NYSE: OMC). Prior to becoming the chief financial officer of TBWA Worldwide, Mr. Ramsden served as controller and principal accounting officer of Omnicom Group for more than two years.
“Jonathan came to us by way of a nationwide executive search for a new chief financial officer. We were extremely impressed by several of the candidates, but Jonathan clearly stood out above the rest,” said Mike Jeffries, chief executive officer and chairman of the board of Abercrombie & Fitch. “I believe his long-time experience in the highly charged, creative atmosphere of TBWA Worldwide and Omnicom Group will serve him well at Abercrombie & Fitch, and I look forward to working with Jonathan as we continue to position our strong brands for the long term and steer Abercrombie & Fitch through the presently very challenging retail environment.”
About Abercrombie & Fitch
A&F operated 351 Abercrombie & Fitch stores, 209 abercrombie stores, 492 Hollister Co. stores, 25 RUEHL stores and 10 Gilly Hicks stores in the United States at the end of fiscal September. A&F operates three Abercrombie & Fitch stores, one abercrombie store, three Hollister Co. stores in Canada, and one Abercrombie & Fitch store in London, England. A&F operates e-commerce websites at http://www.abercrombie.com, http://www.abercrombiekids.com, and http://www.hollisterco.com and http://www.RUEHL.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2008 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire, train and retain associates; and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward- looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
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For further information, call:	Eric Cerny Manager, Investor Relations (614) 283-6385